UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 10, 2015

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 10, 2015, the Board of Directors of 3M Company (the “Company”) amended the Company’s Bylaws (the “Amended and Restated Bylaws”), effective November 10, 2015, to implement proxy access and make a number of updates and conforming revisions.

Section 10B of the Amended and Restated Bylaws permits a stockholder, or a group of up to 20 stockholders, that has continuously owned for three years at least 3% of the Company’s outstanding common shares, to nominate and include in the Company’s proxy materials up to the greater of two directors and 20% of the number of directors currently serving on the Company’s board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Amended and Restated Bylaws.

The Amended and Restated Bylaws also contain updates and conforming revisions to the requirements of the notice of stockholder business and nominations in Section 10A.

This description of Bylaw amendments is qualified in its entirety by reference to the text of the Amended and Restated Bylaws, which is attached hereto as Exhibit 3(ii) and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3(ii)	Amended and Restated Bylaws of 3M Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

By:	/s/ Gregg M. Larson
Gregg M. Larson,
Deputy General Counsel and Secretary

Dated: November 10, 2015